Exhibit 10.4
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AGREEMENT

Private & Confidential (Addressee Only)

{EMPNAME}

{EMPNUM}

We are pleased to advise you (the “Participant”) that Analog Devices, Inc., a Massachusetts corporation (the “Company”), has granted to the Participant that number of Restricted Stock Units (“RSUs”) set forth below, subject to the terms and conditions of the Analog Devices, Inc. Amended and Restated 2006 Stock Incentive Plan (the “Plan”) and this Global Restricted Stock Unit Agreement, including Appendix A, which includes any applicable country-specific provisions (this agreement, together with Appendix A, the “Agreement”). The grant of RSUs reflects the Company’s confidence in the Participant’s commitment and contributions to the success and continued growth of the Company. All terms not defined in this Agreement shall have the meaning set forth in the Plan.

1.	Restricted Stock Unit.
Subject to the terms and conditions of the Plan and this Agreement, the Company has granted to the Participant that number of RSUs (the “Award”) effective on the Date of Grant set forth below:
Date of Grant:     {GRANTDATE}
Number of RSUs:     {RSSHARESGRANTED}
{RSVESTDESC}     {RSVESTSCHED}
Each one (1) RSU shall, if and when it vests in accordance with this Agreement, automatically convert into one (1) share of common stock, US$0.16 2/3 par value, of the Company (“Common Stock”) issuable as provided below. The RSUs are subject to the vesting provisions set forth in Section 2, the restrictions on transfer set forth in Section 3 and the right of the Company to retain Shares (as defined below) pursuant to Section 6 and to any special terms and conditions for countries outside the U.S. set forth in Appendix A.

2.	Vesting and Conversion.

(a)
Subject to the terms of the Plan and this Agreement, the RSUs shall vest in accordance with the schedule set forth in Section 1. For purposes of this Agreement, RSUs that have not vested as of any particular time in accordance with this Section 2(a) are referred to as “Unvested RSUs.” The shares of Common Stock that are issuable upon the vesting and conversion of the RSUs are referred to in this Agreement as “Shares.” As soon as administratively practicable after the issuance of any Shares upon the vesting and conversion of RSUs, and subject to the terms and conditions set forth herein, the Company shall deliver or cause to be delivered evidence (which may include a book entry by the Company’s transfer agent) of the Shares so issued in the name of the Participant to the brokerage firm designated by the Company to maintain the brokerage account established for the Participant. Notwithstanding the foregoing, the Company shall not be obligated to issue Shares to or in the name of the Participant upon the vesting and conversion of any RSUs unless the issuance of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed.

(b)
In the event the Participant’s employment with the Company or the Employer (as defined in Section 2(e)) is terminated either by the Participant, the Company, or the Employer for any reason or no reason (other than due to death or Disability or as otherwise provided in the Plan or below), then in each such case, all of the Unvested RSUs as of the date of termination shall terminate and be cancelled immediately and automatically and the Participant shall have no further rights with respect to such Unvested RSUs.

(c)
In the event the Participant’s employment with the Company or the Employer is terminated by reason of the Participant’s death, all Unvested RSUs shall vest in full as of the date of the Participant’s death.

(d)
In the event the Participant’s employment with the Company or the Employer terminates by reason of Disability (as defined below), the Unvested RSUs as of the date of the Participant’s termination shall vest in full as of the date of the termination. For the purpose of this Agreement, “Disability” means (i) the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined by the Company.

(e)
For purposes of this Agreement, employment shall include being an employee with the Company. Employment shall also include being an employee with any direct or indirect parent or subsidiary of the Company, or any successor to the Company or any such parent or subsidiary of the Company (the “Employer”). Should a Participant transfer employment to become a director, consultant or advisor to the Company or the Employer following the Date of Grant, he or she will still be considered employed for vesting purposes until he or she ceases to provide services to the Company or any direct or indirect parent or subsidiary of the Company, or any successor to the Company or any such parent or subsidiary of the Company.

3.	Restrictions on Transfer.

(a)	The Participant shall not sell, assign, transfer, pledge or otherwise encumber any RSUs, either voluntarily or by operation of law.

(b)
The Company shall not be required (i) to transfer on its books any of the RSUs which have been transferred in violation of any of the provisions set forth herein or (ii) to treat as the owner of such RSUs any transferee to whom such RSUs have been transferred in violation of any of the provisions contained herein.

4.
Not a Shareholder. The RSUs represent an unfunded, unsecured promise by the Company to deliver Shares upon vesting and conversion of the RSUs, and until vesting of the RSUs and issuance of the Shares, the Participant shall not have any of the rights of a shareholder with respect to the Shares underlying the RSUs. For the avoidance of doubt, the Participant shall have no right to receive any dividends and shall have no voting rights with respect to the Shares underlying the RSUs for which the record date is on or before the date on which the Shares underlying the RSUs are issued to the Participant.

5.
Provisions of the Plan. The RSUs and Shares, including the grant and issuance thereof, are subject to the provisions of the Plan. A copy of the Plan prospectus is available on the Company’s Intranet at http://signals.corpnt.analog.com/default.aspx. (From Signals home page, click Knowledge Centers, HR, Employee Stock Programs. The related documents can be found in the right-hand column).

6.	Withholding Taxes.

(a)
Regardless of any action the Company and/or the Employer, if different, takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally applicable to the Participant is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including the grant of the RSUs, the vesting of the RSUs, the subsequent sale of any Shares acquired pursuant to the RSUs and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)
Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the methods set forth below:

(i)
the Company may withhold a sufficient number of whole Shares otherwise issuable upon the vesting of the RSUs that have an aggregate Fair Market Value (as defined under the Plan) sufficient to pay the minimum Tax-Related Items required to be withheld with respect to the Shares. The cash equivalent of the Shares withheld will be used to settle the obligation to withhold the Tax-Related Items (determined by reference to the closing price of the Common Stock on the NASDAQ Global Select Market on the applicable vesting date).

(ii)	the Company may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from the Participant’s salary or other amounts payable to the Participant; or

(iii)
the Company may withhold from proceeds of the sale of Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization).

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested RSU, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
In the event the withholding requirements are not satisfied through the withholding of Shares or through the Participant’s salary or other amounts payable to the Participant, no Shares will be issued upon vesting of the RSUs unless and until satisfactory arrangements (as determined by the Compensation Committee of the Board) have been made by the Participant with respect to the payment of any Tax-Related Items which the Company and/or the Employer determine, in each of its sole discretion, must be withheld or collected with respect to such RSUs. No fractional Shares will be withheld or issued pursuant to the grant of the RSUs and the issuance of Shares hereunder. By accepting this grant of RSUs, the Participant expressly consents to the withholding of Shares and/or cash as provided for hereunder. All other Tax-Related Items related to the RSUs and any Shares delivered in payment thereof are the Participant’s sole responsibility.

7.
Option of Company to Deliver Cash. Notwithstanding any of the other provisions of this Agreement, and except as set forth in Appendix A, where share settlement is otherwise prohibited under local law or may present adverse tax consequences to the Participant, at the time the RSUs vest, the Company may elect, in the sole discretion of the Compensation Committee of the Board, to deliver by wire transfer to the Participant in lieu of Shares an equivalent amount of cash (determined by reference to the closing price of the Common Stock on the NASDAQ Global Select Market on the applicable vesting date). If the Company elects to deliver cash to the Participant, the Company is authorized to retain such amount as is sufficient in the opinion of the Company to satisfy the Tax‑Related Items withholding obligations of the Company pursuant to Section 6 herein.

8.
Data Privacy. This Section 8 applies if the Participant resides outside the U.S.: The Company hereby notifies the Participant of the following in relation to the Participant’s personal data and the collection, processing and transfer of such data in relation to the grant of the RSUs and the Participant’s participation in the Plan, pursuant to applicable personal data protection laws. The collection, processing and transfer of the Participant’s personal data is necessary for the Company’s administration of the Plan and the Participant’s participation in the Plan, and the Participant’s denial and/or objection to the collection, processing and transfer of personal data may affect the Participant’s ability to participate in the Plan. As such, the Participant voluntarily acknowledges, consents and agrees (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein.

The Company holds certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Participant or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The data processing will take place through electronic and non-electronic means according to logistics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Participant’s country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Participant’s participation in the Plan.
The Company will transfer Data as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the United States, the European Economic Area, or elsewhere throughout the world. The Participant hereby authorizes (where required under applicable law) the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any Shares acquired pursuant to the Plan.

The Participant may, at any time, exercise the Participant’s rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Participant’s participation in the Plan. The Participant may seek to exercise these rights by contacting the Participant’s local HR manager.

9.
Repatriation and Other Legal Requirements. The Participant agrees as a condition of the grant of the RSUs, as applicable, to repatriate all payments attributable to the Shares and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the Shares acquired pursuant to the RSUs) in accordance with all foreign exchange rules and regulations applicable to the Participant. In addition, the Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company and its subsidiaries, as may be required to allow the Company and its subsidiaries to comply with all laws, rules and regulations applicable to the Participant. Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under all laws, rules and regulations applicable to the Participant.

10.	Miscellaneous.

(a)
No Rights to Employment. The grant of the RSUs shall not confer upon the Participant any right to continue in the employ of the Company or the Employer, nor limit in any way the right of the Company or the Employer to terminate the Participant’s employment at any time. Except in the event of a termination of employment due to death or Disability, the vesting of the RSUs pursuant to Section 2 hereof is earned only by satisfaction of the performance conditions, if any, and continuing service as an employee at the will of the Company or the Employer (not through the act of being hired or engaged or being granted the RSUs hereunder).

(b)
Discretionary Nature. The Participant acknowledges and agrees that the Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company at any time, to the extend permitted under the Plan. The Participant’s participation in the Plan is voluntary. The grant of the RSUs under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of RSUs or any other award under the Plan or other benefits in lieu thereof in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of any grant, the number of Shares subject to the grant, and the vesting provisions. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company or the Employer. The RSUs and income from such RSUs shall not be included in any calculation of severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

(c)
Exclusion from Termination Indemnities and Other Benefits. This Section 10(c) applies if the Participant resides outside the U.S.: The value of the RSUs and any other awards granted under the Plan is an extraordinary item of compensation outside the scope of the Participant’s employment with the Company or the Employer (and the Participant’s employment contract, if any). Any grant under the Plan, including the grant of the RSUs and the income and value of same, is not part of normal or expected compensation. Further, the RSUs and the Shares are not intended to replace any pension rights or compensation.

(d)
No Entitlement. This Section 10(d) applies if the Participant resides outside the U.S.: In consideration of the grant of RSUs, no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of the Participant’s employment with the Company or the Employer (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment contract, if any) and the Participant irrevocably releases the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such claim.

(e)
Exchange Rates. This Section 10(e) applies if the Participant resides outside the U.S.: The Participant acknowledges and agrees that neither the Company nor the Employer shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the vesting and settlement of the RSUs or the subsequent sale of any Shares.

(f)	Future Value of Shares. The future value of the underlying Shares is unknown, indeterminable, and cannot be predicted with certainty.

(g)
Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(h)
Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and his or her respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.

(i)
Notice. Each notice relating to this Award shall be in writing (which shall include electronic form) and delivered in person, electronically or by first class mail, postage prepaid, to the address as hereinafter provided. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its offices at Analog Devices, Inc., Three Technology Way, Norwood, Massachusetts, 02062, Attention: Chief Financial Officer. Each notice to the Participant shall be addressed to the Participant at the Participant’s last known mailing or email address, as applicable, on the records of the Company.

(j)
Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(k)
Entire Agreement. This Agreement and the Plan constitute the entire understanding between the parties, and supersede all prior agreements and understandings, relating to the subject matter of these documents.

(l)	Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of laws.

(m)
Compliance with Laws. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Participant agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

(n)
Interpretation. The interpretation and construction of any terms or conditions of this Agreement or the Plan, or other matters related to the Plan, by the Compensation Committee of the Board of the Company shall be final and conclusive.

(o)
Participant’s Acceptance. The Participant is urged to read this Agreement carefully and to consult with his or her own legal counsel regarding the terms and consequences of this Agreement and the legal and binding effect of this Agreement. By virtue of his or her acceptance of this Award, the Participant is deemed to have accepted and agreed to all of the terms and conditions of this Agreement and the provisions of the Plan.

(p)
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the RSUs or other awards granted to the Participant under the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(q)
English Language. The Participant acknowledges and agrees that it is the Participant’s express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the RSUs, be drawn up in English. If the Participant has received this Agreement, the Plan or any other documents related to the RSUs translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version shall control.

(r)
Appendix A. Notwithstanding any provisions herein to the contrary, if the Participant transfers the Participant’s residence and/or employment to a country other than the United States, the RSUs shall be subject to any special terms and conditions for such country as may be set forth in Appendix A to this Agreement. Moreover, if the Participant relocates to one of the countries included in Appendix A, the special terms and conditions for such country will apply to the

Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Appendix A constitutes part of this Agreement.

(s)
Additional Requirements. The Company reserves the right to impose other requirements on the RSUs, any Shares acquired pursuant to the RSUs, and the Participant’s participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable for legal or administrative reasons. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

(t)
Private Placement. The Company has submitted filings in the United States in connection with the stock incentive plan under which this Award was made. The Company has not submitted any registration statement, prospectus or other filings with other local securities authorities (unless otherwise required under such local law), and the grant of the Award is not intended to be a public offering of securities in any other jurisdiction or subject to the supervision of other local securities authorities.

(u)
Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any non-cash distribution to holders of Common Stock, the number of RSUs, and Shares issuable upon vesting and conversion thereof, shall be appropriately adjusted in such manner as shall be determined by the Compensation Committee of the Board of the Company.

(v)
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

(w)
Waiver. The Participant acknowledges that a waiver by the Company or breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant.

Ray Stata        Vincent Roche
Chairman of the Board        President & Chief Executive Officer

APPENDIX A TO
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AGREEMENT

This Appendix A includes additional terms and conditions that govern the RSUs granted to the Participant if the Participant resides in one of the countries listed herein. These terms and conditions are in addition to, or, if so indicated, in place of, the terms and conditions set forth in the Agreement. Capitalized terms used but not defined in this Appendix A shall have the meanings set forth in the Plan and/or the Agreement.

This Appendix A also includes certain issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control, income tax and other laws in effect in the respective countries as of December 2013. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information noted herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date when the RSUs vest or Shares acquired under the Plan subsequently are sold.

In addition, the information is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result. Therefore, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to his or her situation.

Finally, the Participant understands that if he or she is a citizen or resident of a country other than the one in which the Participant is currently working, transfers employment after the Date of Grant, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

AUSTRALIA

Securities Law Information. If the Participant acquires Shares pursuant to the Plan and the Participant offers his or her Shares for sale to a person or entity resident in Australia, the Participant’s offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice on his or her disclosure obligations prior to making any such offer.

AUSTRIA

Consumer Protection Information. The Participant may be entitled to revoke acceptance of the Agreement on the basis of the Austrian Consumer Protection Act (the “Act”) under the conditions listed below, if the Act is considered to be applicable to the Agreement and the Plan:

(i) The revocation must be made within one (1) week after acceptance of the Agreement.

(ii) The revocation must be in written form to be valid. It is sufficient if the Participant returns the Agreement to the Company or the Company’s representative with language which can be understood as a refusal to conclude or honor the Agreement, provided the revocation is sent within the period discussed above.

BELGIUM

There are no country-specific provisions.

CANADA

Securities Law Information. The Participant is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any (or any other broker acceptable to the Company), provided the resale of Shares acquired under the Plan takes place outside Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the NASDAQ Global Select Market.

Termination of Employment. In the event of the Participant’s termination of employment (whether or not in breach of local labor laws), the Participant’s right to receive the RSUs under the Plan, if any, will terminate as of the earlier of: (a) the termination of employment date; (b) the date upon which the Participant receives written notice of termination of employment, regardless of any notice period or period of pay in lieu of such notice mandated under the employment laws in the jurisdiction where he

APPENDIX A - 1

APPENDIX A TO
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AGREEMENT

or she is employed or the terms of his or her employment agreement, if any; or (c) the date of which the Participant is no longer actively employed or actively providing services to the Company or the Employer.

The following terms and conditions apply if the Participant is in Quebec:

Data Privacy. This provision supplements Section 8 of the Agreement:

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Participant further authorizes the Company and any parent, subsidiary or affiliate of the Company to record such information and to keep such information in the Participant’s employee file.

French Language Acknowledgment. This provision supplements Section 10(q) of the Agreement:

The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or directly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

CHINA

The following provision applies if the Participant is a People’s Republic of China (“PRC”) national residing in the PRC:

Exchange Control Requirements. Due to exchange control laws in the PRC, Shares acquired through RSU vestings must be maintained in the Fidelity (or any successor broker designated by the Company) brokerage account until the Shares are sold. When the Shares are sold, all proceeds must be repatriated to the PRC and held in a special exchange control account maintained by the Company, the Employer or one of the Company’s subsidiaries in the PRC. To the extent that the Participant holds any Shares on the date that is 90 calendar days after the date of the Participant’s termination of employment with the Company or the Employer, the Participant authorizes Fidelity (or any successor broker designated by the Company) to sell such Shares on the Participant’s behalf at that time or as soon as is administratively practical thereafter.

The Participant further is required to repatriate to the PRC any dividends or dividend equivalents paid to the Participant in relation to RSUs through a special exchange control account established by the Company, the Employer, or one of the Company’s subsidiaries in the PRC. The Participant hereby agrees that any cash proceeds from the Participant’s participation in the Plan may be transferred to such special account prior to being delivered to the Participant.

The Participant also understands and agrees that there will be a delay between the date the Shares are sold and the date the cash proceeds are distributed to the Participant. The Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the time the cash proceeds are distributed to the Participant through the special account described above. The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in the PRC.

Tax Liability. Taxes are due at the time of vesting of the RSUs. The Participant understands and agrees that Tax-Related Items may be taken by the Employer from the Participant’s salary or other cash compensation.

DENMARK

Danish Stock Option Act. By participating in the Plan, the Participant acknowledges that he or she received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act. To the extent more favorable to the Participant, the terms set forth in the Employer Statement will apply to the Participant’s participation in the Plan.

Exclusion from Termination Indemnities and Other Benefits. This provision supplements Section 10(c) in the Agreement:

APPENDIX A - 2

APPENDIX A TO
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AGREEMENT

By accepting the RSUs, the Participant acknowledges that he/she understands and agrees that this grant relates to future services to be performed and is not a bonus or compensation for past services.

FINLAND

There are no country-specific provisions.

FRANCE

French-Qualified RSUs. The RSUs are intended to qualify for the favorable tax and social security regime in France under Section L. 225-197-1 to L. 225-197-6-1 of the French Commercial Code, as amended. Certain events may affect the status of the RSUs as French-qualified RSUs, and the French-qualified RSUs may be disqualified in the future. The Company does not make any undertaking or representation to maintain the qualified status of the RSUs. If the RSUs no longer qualify as French-qualified RSUs, the favorable tax and social security treatment will not apply, and the Participant will be required to pay his or her portion of social security contributions resulting from the RSUs (as well as any income tax that is due).

Plan Terms. The RSUs are subject to the terms and conditions of the Plan and the Rules of the Analog Devices, Inc. Amended and Restated 2006 Stock Incentive Plan for Grants to Participant in France (the “French Sub-plan”). To the extent that any term is defined in both the Plan and the French Sub-plan, for purposes of this grant of a French-qualified RSUs, the definitions in the French Sub-plan shall prevail.
Vesting. This provision supplements Section 2 in the Agreement:

Except in the event of the Participant’s death or Disability (as defined in the French Sub-plan and Section 2(d) of the Agreement) to benefit from the favorable tax and social security regime, no vesting shall occur prior to the second anniversary of the Date of Grant, or such other minimum period as required for the vesting period applicable to French-qualified RSUs under Section L.225-197-1 of the French Commercial Code, as amended, or relevant Sections of the French Tax Code or the French Social Security Code, as amended.

Disability. This provision supplements Section 2(d) in the Agreement:

In the event the Participant’s employment with the Company or the Employer terminates by reason of Disability (as defined in the French Sub-plan and Section 2(d) of the Agreement), the Unvested RSUs as of the date of the Participant’s termination shall vest in full as of the date of the termination.

Restriction on Transfer and Sale of Shares. This provision supplements Section 3 in the Agreement:

The Participant may not sell or transfer the Shares issued at vesting of the RSUs prior to the second anniversary of each of the respective vesting date, or such other period as is required to comply with the minimum mandatory holding period applicable to French-qualified RSUs under Section L. 225–197-1 of the French Commercial Code, the relevant sections of the French Tax Code or of the French Social Security Code, as amended, to benefit from the favorable tax and social security regime. Notwithstanding the above, the Participant’s heirs, in the case of the Participant’s death, or the Participant, in the case of Disability (as defined under the French Sub-plan), are not subject to this restriction on the sale of Shares. To ensure compliance with these restrictions, the Shares the Participant receives at vesting of the RSUs will be held with a broker designated by the Company (or according to any procedure implemented by the Company to ensure compliance with the restrictions) until such Shares are sold. These restrictions will apply even after the Participant is no longer employed by the Employer, the Company or one its subsidiaries.

Further, as long as the RSUs and the Shares acquired at vesting of the RSUs maintain their French-qualified status, the Shares cannot be sold during certain “Closed Periods” as provided for by Section L. 225-197-1 of the French Commercial Code, as amended, and as interpreted by the French administrative guidelines, so long as these Closed Periods are applicable to Shares issued pursuant to French-qualified RSUs, and to the extent applicable. Notwithstanding the above, the Participant’s heirs, in the case of the Participant’s death, or the Participant, in the case of Disability (as defined under the French Sub-plan), are not subject to the restriction on the sale of Shares during Closed Periods.

APPENDIX A - 3

APPENDIX A TO
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AGREEMENT

Changes in Capitalization. This provision supplements Section 10(u) in the Agreement:

Certain adjustments may disqualify the RSUs, in which case they may no longer benefit from favorable tax and social security treatment in France.

Language Consent. If the Participant received this Agreement or any other document related to the Plan or the French Sub-plan translated into French and if the translated version differs from the English version, the English version shall control.

By accepting this grant, the Participant confirms having read and understood the documents relating to the grant (the Plan, the French Sub-plan, and this Agreement) which were provided in English language. The Participant accepts the terms of those documents accordingly.

Consentement a la Langue. En acceptant cette attribution, le Participant confirme ainsi avoir lu et compris les documents relatifs à l’attribution (le Plan, le Sous-plan pour la France, et ce Contrat) qui ont été communiqués en langue anglaise. Le Participant accepte les termes en connaissance de cause.

GERMANY

There are no country-specific provisions.

HONG KONG

Warning: The RSUs and Shares do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company. The Agreement, including Appendix A, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The RSUs are intended only for the personal use of each eligible employee of the Company and may not be distributed to any other person. If the Participant is in any doubt about any of the contents of the Agreement, including Appendix A or the Plan, the Participant should obtain independent professional advice.

Manner of Payment. This provision replaces Section 7 of the Agreement:

Notwithstanding any discretion in the Plan or the Agreement to the contrary, upon vesting of the RSUs, Shares will be issued to the Participant. In no event will the Award be paid to Participant in the form of cash.

Securities Law Information. To facilitate compliance with securities laws in Hong Kong, in the event the Participant’s RSUs vest and Shares are issued to the Participant within six (6) months of the Date of Grant, the Participant agrees that he or she will not dispose of any Shares acquired prior to the six-month anniversary of the Date of Grant.

INDIA

Exchange Control Notification. The Participant understands that he or she must repatriate any proceeds from the sale of Shares acquired under the Plan and any dividends received in relation to the Shares to India and convert the funds into local currency within ninety (90) days of receipt. The Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency and maintains the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

IRELAND

Manner of Payment. This provision replaces Section 7 of the Agreement:

Notwithstanding any discretion in the Plan or the Agreement to the contrary, upon vesting of the RSUs, Shares will be issued to the Participant. In no event will the Award be paid to Participant in the form of cash.

APPENDIX A - 4

APPENDIX A TO
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AGREEMENT

Exclusion from Termination Indemnities and Other Benefits. This provision supplements Section 10(c) of the Agreement:
By accepting the RSUs, the Participant acknowledges, understands, and agrees that the benefits received under the Plan will not be taken into account for any redundancy or unfair dismissal claim.

Director Notification. If the Participant is a director, shadow director1 or secretary of an Irish subsidiary of the Company, the Participant is subject to certain notification requirements under Section 53 of the Companies Act, 1990. Among these requirements is an obligation to notify the Irish affiliate in writing within five (5) business days when the Participant receives an interest (e.g., RSUs, Shares) in the Company and the number and class of shares or rights to which the interest relates. In addition, the Participant must notify the Irish subsidiary within five (5) business days when the Participant sells Shares acquired under the Plan. This notification requirement also applies to any rights or Shares acquired by the Participant's spouse or children (under the age of 18).

ISRAEL

Trust Arrangement. The Participant hereby understands and agrees that the RSUs are offered subject to and in accordance with the terms of the Israeli Sub-Plan (the “Sub-Plan”) under the 102 Capital Gains Track (as defined in the Sub-Plan), the Trust Agreement between the trustee appointed by Analog Devices, (Israel) Ltd. (the “Trustee”), the Agreement, and the Plan. In the event of any inconsistencies among the Sub-Plan, the Agreement and/or the Plan, the Participant agrees that the Sub-Plan will govern the RSUs granted to the Participant in Israel.

If the Participant resides in Israel, then the Participant must print, sign and deliver the signed copy of the Israeli Appendix within 45 days to: Stock Plan Administrator, Treasury Department, Analog Devices, Inc., One Technology Way, Norwood, Massachusetts, 02062 USA. If Analog Devices, (Israel) Ltd. or Analog Devices, Inc. does not receive the signed Israeli Appendix within 45 days, the RSUs shall terminate and will become null and void.

Vesting. This provision supplements Section 2(a) in the Agreement:

The Shares issued upon vesting of the RSUs will be registered in the name of the Trustee as required by law to qualify under Section 102 (as defined under the Sub-plan), for the benefit of the Participant, unless otherwise approved in writing by the Israeli Tax Authority. Furthermore, the Participant hereby understands and agrees he or she will not require the Trustee to release or sell the Shares during the Holding Period (as defined under the Sub-Plan), unless permitted under Israeli tax law.

Restrictions on Transfer. This provision supplements Section 3(a) in the Agreement:

The Trustee shall not alienate, sale, exchange, transfer, assign, pledge, or otherwise encumber the RSUs or the Shares for the Participant, except as permitted under the Sub-Plan and the terms of Section 102 (as defined in the Sub-Plan), or in the case of death, the Participant’s heirs, except by will or by the laws of descent and distribution.

Manner of Payment. This provision replaces Section 7 of the Agreement:

Notwithstanding any discretion in the Plan or the Agreement to the contrary, upon vesting of the RSUs, Shares will be issued to the Participant. In no event will the Award be paid to Participant in the form of cash.

_______________
1 A shadow director is an individual who is not on the Board of the Irish subsidiary but who has sufficient control so that the Board of the Irish subsidiary acts in accordance with the “directions or instructions” of the individual.

APPENDIX A - 5

APPENDIX A TO
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AGREEMENT

ITALY

Data Privacy. This provision replaces in its entirety Section 8 of the Agreement:

The Participant understands that the Employer, the Company and any subsidiary as a data processor of the Company may hold certain personal information about the Participant, including, but not limited to, the Participant's name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any subsidiary, details of all RSUs, or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant's favor, and that the Company and the Employer will process said data and other data lawfully received from third party (“Data”) for the exclusive purpose of implementing, managing and administering the Plan and complying with applicable laws, regulations and community legislation.
The Participant also understands that providing the Company with Data is mandatory for compliance with laws and is necessary for the performance of the Plan and that the Participant's refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant's ability to participate in the Plan. The Controller of personal data processing is Analog Devices, Inc., with registered offices at Analog Devices, Inc., One Technology Way, Norwood, Massachusetts, 02062 U.S.A. and, pursuant to Legislative Decree no. 196/2003, its Representative in Italy for privacy purposes is Analog Devices SRL with its registered offices at Centro Direzionale Milano 2, Palazzo Bernini 20090 Segrate, Milan, Italy.
The Participant understands that Data will not be publicized, but it may be accessible by the Employer as the data processor of the Company and within the Employer’s organization by its internal and external personnel in charge of processing. Furthermore, Data may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. The Participant understands that Data may also be transferred to the independent registered public accounting firm engaged by the Company, and also to the legitimate addresses under applicable laws. The Participant further understands that the Company and/or any subsidiary will transfer Data among themselves as necessary for the purpose of implementing, administering and managing the Participant's participation in the Plan, and that the Company and/or any subsidiary may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom the Participant may elect to deposit any Shares acquired at vesting of the RSU. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing the Participant's participation in the Plan. The Participant understands that these recipients may be acting as controllers, processors, or persons in charge of processing, as the case may be, according to applicable privacy laws, and that they may be located in or outside the European Economic Area, such as in the United States or elsewhere, in countries that do not provide an adequate level of data protection as intended under Italian privacy law. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.
The Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require the Participant's consent thereto, as the processing is necessary to performance of law and contractual obligations related to implementation, administration, and management of the Plan. The Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, the Participant has the right at any moment to, including but not limited to, obtain confirmation that Data exist or not, access, verify their content, origin and accuracy, delete, update, integrate, correct, block or terminate, for legitimate reason, the Data processing. To exercise privacy rights the Participant should address the Employer.
Furthermore, the Participant is aware that Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting the Participant's local human resources representative.

APPENDIX A - 6

APPENDIX A TO
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AGREEMENT

Plan Document Acknowledgment. In accepting the RSU, the Participant acknowledges that a copy of the Plan was made available to the Participant, and that the Participant has reviewed the Plan and the Agreement, including Appendix A, in their entirety and fully understand and accept all provisions of the Plan, the Agreement and Appendix A.
The Participant further acknowledges that he or she has read and specifically and expressly approves the following provision in the Agreement: Vesting and Conversion, Withholding Taxes, Miscellaneous, and the Data Privacy provision set forth in this Appendix A.

JAPAN

There are no country-specific provisions.

KOREA

There are no country-specific provisions.

MALAYSIA
Payment of Tax-Related Items. This provision supplements Section 6 of the Agreement:
The Employer, the Company or one of its subsidiaries may withhold taxes in connection with the RSUs to satisfy the Participant’s Tax-Related Items liability in Malaysia. Should withholding not occur, however, the Participant acknowledges that he or she is ultimately responsible for paying any Tax-Related Items legally due by him or her in connection with the RSUs to the Inland Revenue Board of Malaysia.
Director Notification. If the Participant is a director of a subsidiary or other related company in Malaysia, then the Participant is subject to certain notification requirements under the Malaysian Companies Act, 1965. Among these requirements is an obligation to notify the Malaysian subsidiary in writing when the Participant receives an interest (e.g., RSUs, Shares) in the Company or any related companies. In addition, the Participant must notify the Malaysian subsidiary when he or she sells Shares of the Company or any related company (including when the Participant sells Shares acquired under the Plan). These notifications must be made within fourteen (14) days of acquiring or disposing of any interest in the Company or any related company.
Securities Law Information. Malaysian insider-trading rules may impact the acquisition or disposal of Shares or rights to Shares under the Plan. Under such rules, the Participant is prohibited from acquiring Shares or rights to Shares (e.g., RSUs) or selling Shares when he or she possesses information that is not generally available and which the Participant knows or should know will have a material effect on the price of the Shares once such information is generally available. By accepting this grant, the Participant acknowledges that he or she is not in possession of any material, non-publicly disclosed information regarding the Company at the time of grant and will not acquire or sell Shares when in possession of any material, non-publicly disclosed information regarding the Company.
NETHERLANDS

No Entitlement. This provision supplements Section 10(d) of the Agreement:
By accepting the RSU, the Participant acknowledges that the RSU is intended as an incentive for the Participant to remain employed with the Employer and is not intended as remuneration for labor performed.
Securities Law Acknowledgment. The Participant should be aware of the Dutch insider-trading rules, which may impact the sale of Shares issued upon vesting of the RSU. In particular, the Participant may be prohibited from effectuating certain transactions if he or she has inside information about the Company.
Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “inside information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of specific information concerning the issuing company to which the securities relate or the trade in securities issued by such company, which has not been made public and which, if published, would reasonably be expected to affect the share price,

APPENDIX A - 7

APPENDIX A TO
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AGREEMENT

regardless of the development of the price. The insider could be any employee of any subsidiary in the Netherlands who has inside information as described herein.
Given the broad scope of the definition of inside information, certain employees working at a subsidiary in the Netherlands may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when the employee has such inside information.
If the Participant is uncertain whether the insider-trading rules apply to him or her, then the Participant should consult with his or her personal legal advisor.
PHILIPPINES

Securities Law Information. The securities being offered or sold herein have not been registered with the Philippines Securities and Exchange Commission (“PSEC”) under its Securities Regulation Code (the “SRC”).

The grant of RSUs is being made pursuant to an exemption from registration under Section 10.2 of the SRC that has been approved by the PSEC.

The Participant should be aware of the risks of participating in the Plan, which include (without limitation) the risk of fluctuation in the price of the Shares on the NASDAQ Global Select Market (“NASDAQ”) and the risk of currency fluctuations between the U.S. Dollar and his or her local currency. In this regard, the Participant should note that the value of any Shares he or she may acquire under the Plan may decrease, and fluctuations in foreign exchange rates between his or her local currency and the U.S. Dollar may affect the value of the Shares or any amounts due to the Participant pursuant to the vesting of the RSUs or the subsequent sale of any Shares acquired by the Participant. The Company is not making any representations, projections or assurances about the value of the Shares now or in the future.

For further information on risk factors impacting the Company's business that may affect the value of the Shares, the Participant should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company's website at http://investor.analog.com/sec.cfm.

The Participant should also note that the sale or disposal of Shares acquired under the Plan may be subject to certain restrictions under Philippines securities laws. Those restrictions should not apply if the offer and resale of Shares takes place outside of the Philippines through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on NASDAQ. The Company’s designated broker should be able to assist the Participant in the sale of Shares on NASDAQ. If the Participant has questions with regard to the application of Philippines securities laws to the disposal or sale of Shares acquired under the Plan the Participant should consult with his or her legal advisor.

ROMANIA

Exchange Control Information. If the Participant deposits the proceeds from the sale of Shares issued at vesting and settlement of the RSUs in a bank account in Romania, the Participant may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds.  The Participant should consult his or her personal advisor to determine whether he or she will be required to submit such documentation to the Romanian bank.

SINGAPORE

Securities Law Information. The RSUs were granted to the Participant pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Agreement and the Plan have not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the Participant’s RSUs are subject to section 257 of the SFA and the Participant will not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the Shares unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

APPENDIX A - 8

APPENDIX A TO
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AGREEMENT

Director Notification. If the Participant is a director, associate director or shadow director of a subsidiary or other related company in Singapore, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore subsidiary in writing when the Participant receives an interest (e.g., RSUs, Shares) in the Company or any related company. In addition, the Participant must notify the Singapore subsidiary when the Participant sells Shares of the Company or any related company (including when the Participant sells Shares acquired under the Plan). These notifications must be made within two (2) business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of the Participant’s interests in the Company or any related company within two (2) business days of becoming a director.

SPAIN

No Entitlement. This provision supplements Section 10(d) of the Agreement:
In accepting the RSUs, the Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan. The Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant RSUs under the Plan to individuals who may be employees of the Company or its subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any RSUs will not economically or otherwise bind the Company or any of its subsidiaries on an ongoing basis. Consequently, the Participant understands that the RSUs are granted on the assumption and condition that the RSUs or the Shares acquired upon settlement shall not become a part of any employment contract (either with the Company or any of its subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that the RSU grant would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any RSUs shall be null and void.

Further, the vesting of the RSUs is expressly conditioned on the Participant’s continued rendering of service, such that if the Participant’s employment terminates for any reason whatsoever, the RSUs may cease vesting immediately, in whole or in part, effective on the date of the Participant’s termination of employment (unless otherwise specifically provided in Section 2 of the Agreement in the event of death or Disability). This will be the case, for example, even if (1) the Participant is considered to be unfairly dismissed without good cause; (2) the Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the Participant terminates service due to a change of work location, duties or any other employment or contractual condition; (4) the Participant terminates service due to a unilateral breach of contract by the Company or a subsidiary; or (5) the Participant’s employment terminates for any other reason whatsoever. Consequently, upon termination of the Participant’s employment for any of the above reasons, the Participant may automatically lose any rights to RSUs that were not vested on the date of the Participant’s termination of employment, as described in the Plan and the Agreement.

The Participant acknowledges that he or she has read and specifically accepts the conditions referred to in Section 2 of the Agreement.

Securities Law Notification. The grant of RSUs and the Shares issued upon vesting of the RSUs are considered a private placement outside the scope of Spanish laws on public offerings and issuances of securities.

Exchange Control Notification. The Participant acknowledges that he or she must declare any Shares that are acquired under the Plan to the Dirección General de Comercio e Inversiones of the Ministry of Economy and Competitiveness (the “DGCI”). After the initial declaration, the declaration must be filed with the DGCI on an annual basis each January while the shares are owned; however, if the value of the Shares or the sale proceeds exceed a certain amount, a declaration must be filed within one month of the acquisition or sale, as applicable.

When receiving foreign payments exceeding €50,000 derived from the Participant’s participation in the Plan (e.g., dividends or sales proceeds), the Participant understands that he or she must inform the financial institution receiving the payment of the basis upon which such payment is made. The Participant will need to provide the institution with certain information, including (i) the Participant’s name, address and tax identification number, (ii) the name and corporate domicile of the Company, (iii) the amount of the payment and the currency used, (iv) the country of origin, (v) the reasons for the payment, and (vi) any further information that may be required.

APPENDIX A - 9

APPENDIX A TO
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AGREEMENT

SWEDEN

There are no country-specific provisions.

TAIWAN

There are no country-specific provisions.

UNITED KINGDOM

Manner of Payment. This provision replaces Section 7 of the Agreement:

Notwithstanding any discretion in the Plan or the Agreement to the contrary, upon vesting of the RSUs, Shares will be issued to the Participant. In no event will the Award be paid to Participant in the form of cash.

Furthermore, notwithstanding any provision of the Plan or the Agreement to the contrary, the Participant will not be entitled to receive any Shares pursuant to the vesting of the RSUs unless and until the Participant has executed a Joint Election (as defined below) in connection with the RSUs.

Joint Election. As a condition of the grant of RSUs, the Participant agrees to accept any liability for secondary Class 1 National Insurance contributions (the “Employer NICs”) which may be payable by the Company or the Employer with respect to the vesting of the RSUs or otherwise payable with respect to a benefit derived in connection with the RSUs.

Without limitation to the foregoing, the Participant agrees to execute a joint election between the Company and/or the Employer and Participant (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and any other consent or election required to accomplish the transfer of the Employer NICs to the Participant. The Participant further agrees to execute such other joint elections as may be required between the Participant and any successor to the Company and/or the Employer. If the Participant does not enter into a Joint Election, no Shares shall be issued to the Participant without any liability to the Company and/or the Employer. The Participant further agrees that the Company and/or the Employer may collect the Employer NICs from the Participant by any of the means set forth in Section 6 of the Agreement.

If the Participant has signed a Joint Election in the past with respect to an RSU award granted to him or her by the Company and that Joint Election applies to all grants made under the Plan, the Participant need not sign another Joint Election in connection with this RSU grant.

APPENDIX A - 10